Exhibit 99.1
Starbucks Reports Q3 Fiscal 2023 Results
Q3 Consolidated Net Revenues Up 12% to a Record $9.2 Billion
Q3 Comparable Store Sales Up 10% Globally; Up 7% in North America; Up 24% in International
Q3 GAAP EPS $0.99; Non-GAAP EPS $1.00 Exceeding Expectations Globally
Q3 Active U.S. Starbucks® Rewards Membership Reaches 31.4 Million, Up 15% Over Prior Year

SEATTLE; August 1, 2023 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal third quarter ended July 2, 2023. GAAP results in fiscal 2023 and fiscal 2022 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q3 Fiscal 2023 Highlights

•Global comparable store sales increased 10%, primarily driven by a 5% increase in comparable transactions and a 4% increase in average ticket
◦North America and U.S. comparable store sales increased 7%, driven by a 6% increase in average ticket and a 1% increase in comparable transactions
◦International comparable store sales increased 24%, driven by a 21% increase in comparable transactions and a 2% increase in average ticket; China comparable store sales increased 46%, driven by a 48% increase in comparable transactions and a 1% decline in average ticket
•The company opened 588 net new stores in Q3, crossing the 37,000 store count threshold globally, ending the period with 37,222 stores: 51% company-operated and 49% licensed
◦At the end of Q3, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 16,144 and 6,480 stores in the U.S. and China, respectively
•Consolidated net revenues of $9.2 billion, up 12% from the prior year, or 14%, inclusive of more than 1% unfavorable impact from foreign currency translation
•GAAP operating margin of 17.3% increased from 15.9% in the prior year, primarily driven by sales leverage, pricing and productivity improvement. This expansion was partially offset by previously committed investments in labor, including enhanced store partner wages and benefits and higher general and administrative costs related to our Reinvention Plan.
◦Non-GAAP operating margin of 17.4% increased from 16.9% in the prior year
•GAAP earnings per share of $0.99 grew 25% over prior year
◦Non-GAAP earnings per share of $1.00 grew 19% over prior year
•Starbucks Rewards loyalty program 90-day active members in the U.S. increased to 31.4 million, up 15% year-over-year

“Our strong third quarter results point to all-around momentum in the business, and reflect the significant progress we are making against our Reinvention Plan. Our results were also amplified by the distinctive competitive advantages that set us apart in the market,” commented Laxman Narasimhan, chief executive officer. “Starbucks is an iconic, durable brand and I am confident in the multiple paths available for the company to drive significant growth and margin improvement, which position us well to create outsized long-term shareholder value,” Narasimhan added.

“I am pleased with our third quarter performance, which beat our expectations, including our International segment. Our performance was bolstered by the progress we are making against our strategies, specifically our Reinvention Plan, and its unfolding into tangible financial results, as we delivered earnings growth of 19% well above our revenue growth of 12%,” commented Rachel Ruggeri, chief financial officer. “The momentum we have built and strength we are seeing globally, gives us the confidence and optimism to close our fiscal year strong,” Ruggeri added.

Q3 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jul 2, 2023	Jul 3, 2022
Change in Comparable Store Sales (1)	7%	9%
Change in Transactions	1%	1%
Change in Ticket	6%	8%
Store Count	17,592	17,050	3%
Revenues	$6,737.8	$6,058.4	11%
Operating Income	$1,463.9	$1,330.1	10%
Operating Margin	21.7%	22.0%	(30) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the North America segment grew 11% over Q3 FY22 to $6.7 billion in Q3 FY23, primarily driven by a 7% increase in company-operated comparable store sales, driven by a 6% increase in average ticket and a 1% increase in comparable transactions, net new company-operated store growth of 4% over the past 12 months, as well as strength in our licensed store sales.

Operating income increased to $1.5 billion in Q3 FY23 compared to $1.3 billion in Q3 FY22. Operating margin of 21.7% contracted from 22.0% in the prior year, primarily driven by previously committed investments in labor, including enhanced store partner wages and benefits as well as increased spend on partner training. This contraction was partially offset by strategic pricing, productivity improvement and sales leverage.

Q3 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jul 2, 2023	Jul 3, 2022
Change in Comparable Store Sales (1)	24%	(18)%
Change in Transactions	21%	(15)%
Change in Ticket	2%	(4)%
Store Count	19,630	17,898	10%
Revenues	$1,972.9	$1,584.7	24%
Operating Income	$374.5	$135.3	177%
Operating Margin	19.0%	8.5%	1,050 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the International segment grew 24% over Q3 FY22 to $2.0 billion in Q3 FY23, primarily driven by a 24% increase in comparable store sales, net new company-operated store growth of 11% over the past 12 months, as well as growth in our licensed store revenue including higher product sales and royalty revenues. These increases were partially offset by approximately 5% unfavorable impact from foreign currency translation.

Operating income increased to $374.5 million in Q3 FY23 compared to $135.3 million in Q3 FY22. Operating margin of 19.0% expanded from 8.5% in the prior year, primarily driven by sales leverage including lapping mobility restrictions in China and prior year amortization expenses. This expansion was offset by digital investments and inflationary pressures.

Q3 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jul 2, 2023	Jul 3, 2022
Revenues	$448.8	$479.7	(6)%
Operating Income	$208.0	$191.7	9%
Operating Margin	46.3%	40.0%	630 bps

Net revenues for the Channel Development segment decreased 6% over Q3 FY22 to $448.8 million in Q3 FY23, driven by a decline in revenue in the Global Coffee Alliance.

Operating income increased to $208.0 million in Q3 FY23 compared to $191.7 million in Q3 FY22. Operating margin of 46.3% expanded from 40.0% in the prior year, primarily driven by growth in our North American Coffee Partnership joint venture income and mix shift.

Fiscal 2023 Financial Targets

The company will discuss fiscal year 2023 financial targets during its Q3 FY23 earnings conference call starting today at 2:00 p.m. Pacific Time. These items can be accessed on the company's Investor Relations website during and after the call. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

Company Updates

1.In May, the company opened the first store in Paraguay, entering the 24th market in Latin America and the Caribbean and 86th market globally, underscoring the company's commitment to the Latin America & Caribbean region and the opportunity for growth globally.

2.In May, the company celebrated over 10,000 partners (employees) that graduated through the Starbucks College Achievement Plan to date, offering eligible partners 100 percent upfront tuition coverage for a first-time bachelor's degree through Arizona State University's online degree program.

3.In May, the company introduced Starbucks® Green Apron Blend, a new coffee blend created by Starbucks retail partners. As part of an ongoing commitment to partners, Starbucks is designating $5 for each one-pound whole bean bag of Starbucks Green Apron Blend sold from participating stores to the Starbucks Caring Unites Partners Fund, a Starbucks program for eligible partners in times of need.

4.In May, the company opened its first store in Rome, which overlooks Piazza Montecitorio, in partnership with Percassi, our Italian licensee partner.

5.In June, the company announced plans to expand their farm capability beyond coffee to include a new sustainability learning and innovation lab at Hacienda Alsacia in Costa Rica, the global agronomy headquarters for research and development. The lab will serve as a learning hub for Starbucks partners and industry leaders to innovate and scale sustainable solutions to some of the world's most challenging issues, helping to ensure the future of coffee for all.

6.In June, the company launched Frozen Lemonade Starbucks® Refreshers beverages to their permanent menu. The launch included three different beverage flavors, all based on their signature Starbucks Refreshers beverages line-up.

7.In Q3 FY23, the company repurchased 2.0 million shares of common stock valued at $204.0 million, bringing total shares repurchased this fiscal year to $699.3 million; approximately 45.7 million shares remain available for purchase under the current authorization.

8.In July, the company announced Arthur Valdez as executive vice president and global supply and customer solutions officer.

9.The board of directors declared a cash dividend of $0.53 per share, payable on August 25, 2023, to shareholders of record on August 11, 2023. The company had 53 consecutive quarters of dividend payouts with CAGR greater than 20%.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Laxman Narasimhan, ceo, and Rachel Ruggeri, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, September 1, 2023.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 37,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC, as well as:

•our ability to preserve, grow and leverage our brands;
•the acceptance of the company’s products and changes in consumer preferences, consumption, or spending behavior and our ability to anticipate or react to them; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, platforms, reformulations, or other innovations;
•the costs associated with, and the successful execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments and plans, including our Reinvention Plan;
•the impacts of partner investments and changes in the availability and cost of labor including any union organizing efforts and our responses to such efforts;
•the ability of our business partners, suppliers and third-party providers to fulfill their responsibilities and commitments;
•higher costs, lower quality, or unavailability of coffee, dairy, energy, water, raw materials, or product ingredients;
•the impact of significant increases in logistics costs;
•unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, or deflation;
•inherent risks of operating a global business including geopolitical considerations related to our business in China and any potential negative effects stemming from the Russian invasion of Ukraine;
•failure to attract or retain key executive or partner talent or successfully transition executives;
•the potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling;
•negative publicity related to our company, products, brands, marketing, executive leadership, partners, board of directors, founder, operations, business performance, or prospects;
•potential negative effects of a material breach, failure, or corruption of our information technology systems or those of our direct and indirect business partners, suppliers or third-party providers, or failure to comply with personal data protection laws;
•our environmental, social and governance (“ESG”) efforts and any reaction related thereto such as the rise in opposition to ESG and inclusion and diversity efforts;
•risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs or impairment in recorded value;
•the impact of foreign currency translation, particularly a stronger U.S. dollar;
•the impact of substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•the impact of changes in U.S. tax law and related guidance and regulations that may be implemented, including on tax rates and the Inflation Reduction Act of 2022;

•the impact of health epidemics, pandemics or other public health events on our business and financial results, and the risk of negative economic impacts and related regulatory measures or voluntary actions that may be put in place, including restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions;
•failure to comply with anti-corruption laws, trade sanctions and restrictions or similar laws or regulations; and
•the impact of significant legal disputes and proceedings, or government investigations.

A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Metrics
The company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Reggie Borges
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jul 2, 2023	Jul 3, 2022	% Change	Jul 2, 2023	Jul 3, 2022

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,556.7	$6,675.5	13.2%	82.4%	81.9%
Licensed stores	1,136.2	956.8	18.8	12.4	11.7
Other	475.4	517.8	(8.2)	5.2	6.4
Total net revenues	9,168.3	8,150.1	12.5	100.0	100.0
Product and distribution costs	2,864.2	2,613.6	9.6	31.2	32.1
Store operating expenses	3,697.6	3,302.5	12.0	40.3	40.5
Other operating expenses	138.7	135.1	2.7	1.5	1.7
Depreciation and amortization expenses	342.2	356.8	(4.1)	3.7	4.4
General and administrative expenses	604.3	486.7	24.2	6.6	6.0
Restructuring and impairments	7.1	14.0	(49.3)	0.1	0.2
Total operating expenses	7,654.1	6,908.7	10.8	83.5	84.8
Income from equity investees	69.7	54.1	28.8	0.8	0.7
Operating income	1,583.9	1,295.5	22.3	17.3	15.9
Interest income and other, net	21.3	19.8	7.6	0.2	0.2
Interest expense	(140.9)	(123.1)	14.5	(1.5)	(1.5)
Earnings before income taxes	1,464.3	1,192.2	22.8	16.0	14.6
Income tax expense	322.4	278.5	15.8	3.5	3.4
Net earnings including noncontrolling interests	1,141.9	913.7	25.0	12.5	11.2
Net earnings attributable to noncontrolling interests	0.2	0.8	(75.0)	0.0	0.0
Net earnings attributable to Starbucks	$1,141.7	$912.9	25.1	12.5%	11.2%
Net earnings per common share - diluted	$0.99	$0.79	25.3%
Weighted avg. shares outstanding - diluted	1,150.5	1,151.0
Cash dividends declared per share	$0.53	$0.49
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				48.9%	49.5%
Effective tax rate including noncontrolling interests				22.0%	23.4%

	Three Quarters Ended			Three Quarters Ended
	Jul 2, 2023	Jul 3, 2022	% Change	Jul 2, 2023	Jul 3, 2022

				As a % of total net revenues
Net revenues:
Company-operated stores	$21,782.4	$19,674.7	10.7%	81.9%	82.5%
Licensed stores	3,325.2	2,657.0	25.1	12.5	11.1
Other	1,494.4	1,504.4	(0.7)	5.6	6.3
Total net revenues	26,602.0	23,836.1	11.6	100.0	100.0
Product and distribution costs	8,476.1	7,606.4	11.4	31.9	31.9
Store operating expenses	10,998.9	10,017.1	9.8	41.3	42.0
Other operating expenses	394.1	338.4	16.5	1.5	1.4
Depreciation and amortization expenses	1,011.2	1,090.5	(7.3)	3.8	4.6
General and administrative expenses	1,805.6	1,494.0	20.9	6.8	6.3
Restructuring and impairments	21.8	10.9	100.0	0.1	0.0
Total operating expenses	22,707.7	20,557.3	10.5	85.4	86.2
Income from equity investees	179.0	143.5	24.7	0.7	0.6
Gain from sale of assets	91.3	—	nm	0.3	—
Operating income	4,164.6	3,422.3	21.7	15.7	14.4
Interest income and other, net	51.1	66.0	(22.6)	0.2	0.3
Interest expense	(406.9)	(357.6)	13.8	(1.5)	(1.5)
Earnings before income taxes	3,808.8	3,130.7	21.7	14.3	13.1
Income tax expense	903.4	725.9	24.5	3.4	3.0
Net earnings including noncontrolling interests	2,905.4	2,404.8	20.8	10.9	10.1
Net earnings attributable to noncontrolling interests	0.2	1.5	(86.7)	0.0	0.0
Net earnings attributable to Starbucks	$2,905.2	$2,403.3	20.9	10.9%	10.1%
Net earnings per common share - diluted	$2.52	$2.07	21.7%
Weighted avg. shares outstanding - diluted	1,152.0	1,160.5
Cash dividends declared per share	$1.59	$1.47
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				50.5%	50.9%
Effective tax rate including noncontrolling interests				23.7%	23.2%

Segment Results (in millions)

North America

	Jul 2, 2023	Jul 3, 2022	% Change	Jul 2, 2023	Jul 3, 2022
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$6,080.6	$5,513.2	10.3%	90.2%	91.0%
Licensed stores	655.8	544.2	20.5	9.7	9.0
Other	1.4	1.0	40.0	0.0	0.0
Total net revenues	6,737.8	6,058.4	11.2	100.0	100.0
Product and distribution costs	1,885.4	1,713.2	10.1	28.0	28.3
Store operating expenses	2,990.1	2,670.0	12.0	44.4	44.1
Other operating expenses	67.8	55.4	22.4	1.0	0.9
Depreciation and amortization expenses	230.4	201.2	14.5	3.4	3.3
General and administrative expenses	93.1	76.5	21.7	1.4	1.3
Restructuring and impairments	7.1	12.0	(40.8)	0.1	0.2
Total operating expenses	5,273.9	4,728.3	11.5	78.3	78.0
Operating income	$1,463.9	$1,330.1	10.1%	21.7%	22.0%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				49.2%	48.4%

Three Quarters Ended
Net revenues:
Company-operated stores	$17,693.9	$15,663.6	13.0%	90.0%	90.9%
Licensed stores	1,973.2	1,567.1	25.9	10.0	9.1
Other	2.6	5.7	(54.4)	0.0	0.0
Total net revenues	19,669.7	17,236.4	14.1	100.0	100.0
Product and distribution costs	5,624.7	4,906.5	14.6	28.6	28.5
Store operating expenses	8,973.2	7,997.8	12.2	45.6	46.4
Other operating expenses	196.7	150.7	30.5	1.0	0.9
Depreciation and amortization expenses	673.5	603.2	11.7	3.4	3.5
General and administrative expenses	286.6	224.5	27.7	1.5	1.3
Restructuring and impairments	20.7	8.9	132.6	0.1	0.1
Total operating expenses	15,775.4	13,891.6	13.6	80.2	80.6
Operating income	$3,894.3	$3,344.8	16.4%	19.8%	19.4%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				50.7%	51.1%

International

	Jul 2, 2023	Jul 3, 2022	% Change	Jul 2, 2023	Jul 3, 2022
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,476.1	$1,162.3	27.0%	74.8%	73.3%
Licensed stores	480.4	412.6	16.4	24.3	26.0
Other	16.4	9.8	67.3	0.8	0.6
Total net revenues	1,972.9	1,584.7	24.5	100.0	100.0
Product and distribution costs	677.3	550.3	23.1	34.3	34.7
Store operating expenses	707.5	632.5	11.9	35.9	39.9
Other operating expenses	54.3	60.2	(9.8)	2.8	3.8
Depreciation and amortization expenses	83.1	125.0	(33.5)	4.2	7.9
General and administrative expenses	77.0	81.8	(5.9)	3.9	5.2
Total operating expenses	1,599.2	1,449.8	10.3	81.1	91.5
Income from equity investees	0.8	0.4	100.0	0.0	0.0
Operating income	$374.5	$135.3	176.8%	19.0%	8.5%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				47.9%	54.4%

Three Quarters Ended
Net revenues:
Company-operated stores	$4,088.5	$4,011.1	1.9%	74.2%	77.7%
Licensed stores	1,352.0	1,089.9	24.0	24.5	21.1
Other	67.3	62.1	8.4	1.2	1.2
Total net revenues	5,507.8	5,163.1	6.7	100.0	100.0
Product and distribution costs	1,903.8	1,746.8	9.0	34.6	33.8
Store operating expenses	2,025.7	2,019.3	0.3	36.8	39.1
Other operating expenses	155.0	138.8	11.7	2.8	2.7
Depreciation and amortization expenses	250.8	391.4	(35.9)	4.6	7.6
General and administrative expenses	244.9	252.7	(3.1)	4.4	4.9
Total operating expenses	4,580.2	4,549.0	0.7	83.2	88.1
Income from equity investees	2.0	1.6	25.0	0.0	0.0
Operating income	$929.6	$615.7	51.0%	16.9%	11.9%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				49.5%	50.3%

Channel Development

	Jul 2, 2023	Jul 3, 2022	% Change	Jul 2, 2023	Jul 3, 2022
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$448.8	$479.7	(6.4)%
Product and distribution costs	293.0	325.8	(10.1)	65.3%	67.9%
Other operating expenses	14.8	13.6	8.8	3.3	2.8
Depreciation and amortization expenses	0.0	0.0	nm	0.0	0.0
General and administrative expenses	1.9	2.3	(17.4)	0.4	0.5
Total operating expenses	309.7	341.7	(9.4)	69.0	71.2
Income from equity investees	68.9	53.7	28.3	15.4	11.2
Operating income	$208.0	$191.7	8.5%	46.3%	40.0%

Three Quarters Ended
Net revenues	$1,407.7	$1,359.9	3.5%
Product and distribution costs	932.7	885.2	5.4	66.3%	65.1%
Other operating expenses	40.6	35.7	13.7	2.9	2.6
Depreciation and amortization expenses	0.1	0.1	nm	0.0	0.0
General and administrative expenses	6.2	8.1	(23.5)	0.4	0.6
Total operating expenses	979.6	929.1	5.4	69.6	68.3
Income from equity investees	177.0	141.9	24.7	12.6	10.4
Gain from sale of assets	91.3	—	nm	6.5	—
Operating income	$696.4	$572.7	21.6%	49.5%	42.1%

Corporate and Other

	Jul 2, 2023	Jul 3, 2022	% Change

Quarter Ended
Net revenues	$8.8	$27.3	(67.8)%
Product and distribution costs	8.5	24.3	(65.0)
Other operating expenses	1.8	5.9	(69.5)
Depreciation and amortization expenses	28.7	30.6	(6.2)
General and administrative expenses	432.3	326.1	32.6
Restructuring and impairments	—	2.0	nm
Total operating expenses	471.3	388.9	21.2
Operating loss	$(462.5)	$(361.6)	27.9%

Three Quarters Ended
Net revenues	$16.8	$76.7	(78.1)%
Product and distribution costs	14.9	67.9	(78.1)
Other operating expenses	1.8	13.2	(86.4)
Depreciation and amortization expenses	86.8	95.8	(9.4)
General and administrative expenses	1,267.9	1,008.7	25.7
Restructuring and impairments	1.1	2.0	(45.0)
Total operating expenses	1,372.5	1,187.6	15.6
Operating loss	$(1,355.7)	$(1,110.9)	22.0%
Corporate and Other primarily consists of our unallocated corporate operating expenses and Evolution Fresh prior to its sale in Q4 FY22.

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Jul 2, 2023	Oct 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$3,357.0	$2,818.4
Short-term investments	263.0	364.5
Accounts receivable, net	1,140.2	1,175.5
Inventories	1,987.0	2,176.6
Prepaid expenses and other current assets	423.5	483.7
Total current assets	7,170.7	7,018.7
Long-term investments	238.6	279.1
Equity investments	384.4	311.2
Property, plant and equipment, net	7,053.5	6,560.5
Operating lease, right-of-use asset	8,178.5	8,015.6
Deferred income taxes, net	1,790.3	1,799.7
Other long-term assets	541.7	554.2
Other intangible assets	124.4	155.9
Goodwill	3,250.9	3,283.5
TOTAL ASSETS	$28,733.0	$27,978.4
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,503.5	$1,441.4
Accrued liabilities	2,060.5	2,137.1
Accrued payroll and benefits	755.4	761.7
Current portion of operating lease liability	1,265.2	1,245.7
Stored value card liability and current portion of deferred revenue	1,759.6	1,641.9
Short-term debt	34.5	175.0
Current portion of long-term debt	1,835.9	1,749.0
Total current liabilities	9,214.6	9,151.8
Long-term debt	13,544.4	13,119.9
Operating lease liability	7,691.2	7,515.2
Deferred revenue	6,152.5	6,279.7
Other long-term liabilities	471.9	610.5
Total liabilities	37,074.6	36,677.1
Shareholders' deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,145.4 and 1,147.9 shares, respectively	1.1	1.1
Additional paid-in capital	38.3	205.3
Retained deficit	(7,610.5)	(8,449.8)
Accumulated other comprehensive income/(loss)	(777.5)	(463.2)
Total shareholders’ deficit	(8,348.6)	(8,706.6)
Noncontrolling interests	7.0	7.9
Total deficit	(8,341.6)	(8,698.7)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$28,733.0	$27,978.4

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

	Three Quarters Ended
	Jul 2, 2023	Jul 3, 2022
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$2,905.4	$2,404.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,073.8	1,169.0
Deferred income taxes, net	(30.2)	35.0
Income earned from equity method investees	(182.7)	(175.0)
Distributions received from equity method investees	146.6	145.9
Gain on sale of assets	(91.3)	—
Stock-based compensation	228.5	206.6
Non-cash lease costs	998.4	1,090.4
Loss on retirement and impairment of assets	79.1	89.6
Other	22.8	(44.7)
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	44.3	(245.5)
Inventories	194.5	(557.3)
Accounts payable	47.3	341.7
Deferred revenue	(8.2)	32.7
Operating lease liability	(1,056.1)	(1,201.4)
Other operating assets and liabilities	(308.5)	5.8
Net cash provided by operating activities	4,063.7	3,297.6
INVESTING ACTIVITIES:
Purchases of investments	(357.1)	(117.3)
Sales of investments	2.0	72.6
Maturities and calls of investments	515.0	59.5
Additions to property, plant and equipment	(1,634.1)	(1,295.4)
Proceeds from sale of assets	110.0	—
Other	(42.0)	(95.7)
Net cash used in investing activities	(1,406.2)	(1,376.3)
FINANCING ACTIVITIES:
Net (payments)/proceeds from issuance of commercial paper	(175.0)	200.0
Net proceeds from issuance of short-term debt	83.7	38.9
Repayments of short-term debt	(46.7)	(38.9)
Net proceeds from issuance of long-term debt	1,497.8	1,498.1
Repayments of long-term debt	(1,000.0)	(1,000.0)
Proceeds from issuance of common stock	149.4	75.5
Cash dividends paid	(1,824.8)	(1,701.1)
Repurchase of common stock	(699.3)	(4,013.0)
Minimum tax withholdings on share-based awards	(87.0)	(123.5)
Other	(11.0)	(9.2)
Net cash used in financing activities	(2,112.9)	(5,073.2)
Effect of exchange rate changes on cash and cash equivalents	(6.0)	(126.3)
Net increase/(decrease) in cash and cash equivalents	538.6	(3,278.2)
CASH AND CASH EQUIVALENTS:
Beginning of period	2,818.4	6,455.7
End of period	$3,357.0	$3,177.5
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$369.6	$344.9
Income taxes	$939.8	$911.2

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Jul 2, 2023	Jul 3, 2022
Revenues	$6,272.3	$5,622.9	12%
Change in Comparable Store Sales (1)	7%	9%
Change in Transactions	1%	0%
Change in Ticket	6%	8%
Store Count	16,144	15,650	3%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Jul 2, 2023	Jul 3, 2022
Revenues	$821.9	$544.5	51%
Change in Comparable Store Sales (1)	46%	(44)%
Change in Transactions	48%	(43)%
Change in Ticket	(1)%	(1)%
Store Count	6,480	5,761	12%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jul 2, 2023	Jul 3, 2022	Jul 2, 2023	Jul 3, 2022	Jul 2, 2023	Jul 3, 2022
North America:
Company-operated stores	105	96	236	189	10,452	10,050
Licensed stores	5	28	61	35	7,140	7,000
Total North America	110	124	297	224	17,592	17,050
International:
Company-operated stores	272	130	543	445	8,580	7,717
Licensed stores	206	64	671	446	11,050	10,181
Total International	478	194	1,214	891	19,630	17,898
Total Company	588	318	1,511	1,115	37,222	34,948

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are general and administrative expenses, operating income, operating income growth, operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transaction and integration-related costs	Management excludes transaction and integration costs, primarily amortization, of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Quarter Ended (1)
Consolidated	Jul 2, 2023	Jul 3, 2022	Change
Operating income, as reported (GAAP)	$1,583.9	$1,295.5	22.3%
Restructuring and impairment costs (2)	7.1	14.0
Transaction and integration-related costs (3)	—	63.5
Non-GAAP operating income	$1,591.0	$1,373.0	15.9%

Operating margin, as reported (GAAP)	17.3%	15.9%	140 bps
Restructuring and impairment costs (2)	0.1	0.2
Transaction and integration-related costs (3)	—	0.8
Non-GAAP operating margin	17.4%	16.9%	50 bps

Diluted net earnings per share, as reported (GAAP)	$0.99	$0.79	25.3%
Restructuring and impairment costs (2)	0.01	0.01
Transaction and integration-related costs (3)	—	0.06
Income tax effect on Non-GAAP adjustments (4)	0.00	(0.02)
Non-GAAP EPS	$1.00	$0.84	19.0%
(1)Certain numbers may not foot due to rounding convention.
(2)Represents costs associated with our restructuring efforts.
(3)The third quarter of fiscal 2022 includes amortization expense of acquired intangible assets associated with the acquisition of East China and other expenses associated with our Russia market exit.
(4)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q3 QTD FY23 NON-GAAP DISCLOSURE DETAILS
(in millions and before income taxes)

Q3 QTD FY23	North America	International	Channel Development	Corporate and Other		Consolidated
Statement of Earnings Line Item	Restructuring and Impairment Costs	Transaction and Integration-Related Costs	Transaction and Integration-Related Costs	Transaction and Integration-Related Costs	Restructuring and Impairment Costs	Total Non-GAAP Adjustment
Restructuring and impairments	$7.1	$—	$—	$—	$—	$7.1
Total impact to operating income	$(7.1)	$—	$—	$—	$—	$(7.1)